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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MANTYLA MCREYNOLDS LLC
178 South Rio Grande Street, Suite 200
Salt Lake City, Utah 84101
Telephone: 801.269.1818
Facsimile: 801.266.3481

The Board of Directors
Voyager Oil & Gas, Inc.:

        We hereby consent to the incorporation by reference in registration statements on Form S-3 (Nos. 333-166402 and 333-172210) of Voyager Oil & Gas, Inc. our reports dated March 14, 2011, with respect to the consolidated balance sheets of Voyager Oil & Gas, Inc., as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended December 31, 2010 and 2009 and for the period from April 18, 2008 through December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Voyager Oil & Gas, Inc. We also consent to the use of our name as experts in such registration statements.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
March 14, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM